Exhibit 99.1

Helius Medical Technologies, Inc. Announces Preliminary Results for the Fourth Quarter and Full Year 2022

-- Q4 2022 revenue projected to range from $275,000 to $285,000 --

-- Full year 2022 revenue projected to range from $780,000 to $790,000 --

-- Unaudited year end cash balance of $14.5 million --

NEWTOWN, Pa., January 23, 2023 (GLOBE NEWSWIRE) -- Helius Medical Technologies, Inc. (Nasdaq:HSDT)  (“Helius” or the “Company”), a neurotech company focused on neurological wellness, today announced preliminary, unaudited results for the quarter and full year ended December 31, 2022, and provided a corporate update.

Business Highlights and Preliminary, Unaudited 2022 Financial Results

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Revenue for the fourth quarter of 2022 is anticipated to be in the range of $275,000 and $285,000, a sequential increase of approximately 40% over the third quarter of 2022, reflecting the U.S. commercial launch of PoNS® for multiple sclerosis (MS) during the second quarter and increased quarterly sales of PoNS in Canada

•	Revenue for full year 2022 is anticipated to be in the range of $780,000 and $790,000, an increase of approximately 50% over full year 2021
•

Expected 2022 year-end cash, cash equivalents and restricted cash balance of $14.5 million, compared to $16.7 million as of September 30, 2022 reflecting the Company’s ongoing efforts to closely manage cash burn

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Introduced UpScript Telehealth e-commerce site, making it easier for Americans with MS to access online health evaluations, fulfill PoNS Therapy prescriptions, and obtain PoNS through home delivery, with initial shipments occurring in January 2023

•	Launched online module for physical therapists seeking to treat gait deficit in adults with MS, standardizing the process and reducing training time to bring faster relief to patients

“We are very pleased with our preliminary fourth quarter revenue performance, which was driven in large part by the U.S. commercial launch of PoNS Therapy earlier in the year. PoNS is a breakthrough technology for people suffering from gait and balance impairment, and we are dedicated to ensuring access to qualifying patients. In July 2022, we introduced our online training curriculum, enabling  physical therapists to access PoNS training online, in three hours, or less, at the therapist’s own pace. More recently, we launched an e-commerce site to facilitate patients’ access to PoNS therapy,” said Dane Andreeff, President and Chief Executive Officer of Helius. “With these important milestones behind us and the proper groundwork set, we believe Helius is in a strong position to greatly expand access to PoNS Therapy across North America in 2023 and beyond.”

The Company intends to provide a detailed operational and financial update during its fourth quarter and full-year 2022 earnings call in March 2023. Closing procedures for the fiscal quarter and year ended December 31, 2022, are not yet complete. The preliminary unaudited financial information presented in this press release reflects the Company's current estimates based on information available as of the date of this press release and is subject to change as a result of the completion of the Company’s financial and operating closing procedures, customary audit procedures, and other developments that may occur before the completion of these procedures. Accordingly, you should not place undue reliance on this preliminary financial information, which may differ materially from actual results. See “Cautionary Disclaimer Statement” below for a discussion of certain factors that could result in differences between the estimated unaudited financial information reported in this press release and actual results.

About Helius Medical Technologies, Inc.

Helius Medical Technologies is a leading neurotech company in the medical device field focused on neurologic deficits using non-implantable platform technologies that amplify the brain’s ability to compensate and promotes neuroplasticity, aiming to improve the lives of people dealing with neurologic diseases. The Company’s first commercial product is the Portable Neuromodulation Stimulator (PoNS). For more information, visit www.heliusmedical.com.

About the PoNS Device and PoNS Therapy

The Portable Neuromodulation Stimulator (PoNS) is an innovative non-surgical medical device, inclusive of a controller and mouthpiece, which delivers electrical stimulation to the surface of the tongue to improve balance and gait. The PoNS device is indicated for use in the United States as a short-term treatment of gait deficit due to mild-to-moderate symptoms from multiple sclerosis (“MS”) and is to be used as an adjunct to a supervised therapeutic exercise program in patients 22 years of age and over by prescription only.

PoNS is also authorized for sale in Canada for two indications: (i) for use as a short-term treatment (14 weeks) of chronic balance deficit due to mild-to-moderate traumatic brain injury (“mmTBI”) and is to be used in conjunction with physical therapy; and (ii) for use as a short term treatment (14 weeks) of gait deficit due to mild and moderate symptoms from MS and is to be used in conjunction with physical therapy. PoNS is also authorized for sale in Australia for short term use by healthcare professionals as an adjunct to a therapeutic exercise program to improve balance and gait. For more information visit www.ponstherapy.com.

Cautionary Disclaimer Statement

Certain statements in this news release are not based on historical facts and constitute forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities laws. All statements other than statements of historical fact included in this news release are forward-looking statements that involve risks and uncertainties. Forward-looking statements are often identified by terms such as “believe,” “expect,” “continue,” “will,” “goal,” “aim” and similar expressions. Such forward-looking statements include, among others, statements regarding the Company’s expected business and financial results for the quarter and full year ended December 31, 2022 and the Company’s performance in 2023 .

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those expressed or implied by such statements. Important factors that could cause actual results to differ materially from the Company’s expectations include uncertainties associated with the Company’s capital requirements to achieve its business objectives, the impact of the COVID-19 pandemic, the Company’s ability to train physical therapists in the supervision of the use of the PoNS

Treatment, the Company’s ability to secure contracts with rehabilitation clinics, the Company’s ability to obtain national Medicare coverage and to obtain a reimbursement code so that the PoNS device is covered by Medicare and Medicaid, the Company’s ability to build internal commercial infrastructure, secure state distribution licenses, build a commercial team and build relationships with Key Opinion Leaders, neurology experts and neurorehabilitation centers, market awareness of the PoNS device, future clinical trials and the clinical development process, manufacturing and supply chain risks, the product development process and FDA regulatory submission review and approval process, other development activities, ongoing government regulation, and other risks detailed from time to time in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and its other filings with the United States Securities and Exchange Commission and the Canadian securities regulators, which can be obtained from either at www.sec.gov or www.sedar.com.

The reader is cautioned not to place undue reliance on any forward-looking statement. The forward-looking statements contained in this news release are made as of the date of this news release and the Company assumes no obligation to update any forward-looking statement or to update the reasons why actual results could differ from such statements except to the extent required by law.

Investor Relations Contact

Lisa M. Wilson, In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com